Exhibit 2.8.1
FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made as of February 28, 2007, by and among PURE EARTH, INC., a Delaware corporation (“Buyer”), CASIE ECOLOGY OIL SALVAGE, INC., a New Jersey corporation (“Casie”), REZULTZ, INCORPORATED, a New Jersey corporation (“Rezultz”), MIDATLANTIC RECYCLING TECHNOLOGIES, INC., a Delaware corporation (“MART” and, collectively with Casie and Rezultz, the “Companies”) and GREGORY W. CALL (“Seller”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement (defined below).
RECITALS
WHEREAS, Buyer, Seller, Casie, Rezultz and MART are parties to a certain Stock Purchase Agreement dated as of February 13, 2007 (the “Stock Purchase Agreement”); and
WHEREAS, Section 8.7 of the Stock Purchase Agreement provides that Seller and the Companies were required to deliver to Buyer the Schedules, certified as true, correct and complete by Seller and the Companies, on February 22, 2007; and
WHEREAS, Seller and the Companies have failed to deliver the Schedules to Buyer with such certification as required by Section 8.7 of the Stock Purchase Agreement; and
WHEREAS, Buyer, Seller, Casie, Rezultz and MART desire to amend the Stock Purchase Agreement as more fully set forth herein.
NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1. Amendments.
(a) Section 8.7 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:
8.7 Delivery of Schedules. Buyer, Seller and the Companies acknowledge and agree that the Schedules have not been prepared as of the date of this Agreement. Seller and the Companies hereby covenant and agree to deliver the Schedules to Buyer, accompanied by a signed certification in the form of Exhibit E to this Agreement, on or before March 5, 2007, which such Schedules shall be incorporated into and become a part of this Agreement. The date that the Schedules are actually delivered to Buyer, accompanied by such signed certification, shall be referred to in this Agreement as the “Schedules Delivery Date”.
(b) The second sentence of Section 8.3 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:
From and after the date hereof, Buyer shall have the right to perform diligence for a period commencing on the date hereof and continuing until 5:00 p.m. on March 20, 2007 (the “Due Diligence Period”); provided, however, that Buyer shall have continuing access to the facilities and books and records of the Companies through the Closing Date for purposes of attempting to monitor and confirm the compliance by Seller and the Companies with their respective representations, warranties and covenants set forth in this Agreement.

2. Exhibit E. The Parties acknowledge and agree that the certification attached to this Amendment as Schedule 1 shall be Exhibit E to the Stock Purchase Agreement.
3. Effect on Agreement; General Provisions. Except as set forth in this Amendment, the terms and provisions of the Agreement are hereby ratified and declared to be in full force and effect. This Amendment shall be governed by the provisions of the Agreement, as amended by this Amendment, which provisions are incorporated herein by reference. This Amendment shall become effective upon its execution, which may occur in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

/s/ Gregory W. Call

Gregory W. Call, Individually

MIDATLANTIC RECYCLING TECHNOLOGIES, INC.

By:	/s/ Gregory W. Call

Name: Gregory W. Call, President

CASIE ECOLOGY OIL SALVAGE, INC.

By:	/s/ Gregory W. Call

Name: Gregory W. Call, President

REZULTZ, INCORPORATED

By:	/s/ Gregory W. Call

Name: Gregory W. Call, President

PURE EARTH, INC.

By:	/s/ Brent Kopenhaver

Brent Kopenhaver, Exec. Vice President

Schedule 1
Exhibit E to Stock Purchase Agreement
CERTIFICATION
Reference is hereby made to that certain Stock Purchase Agreement (as amended, the “Stock Purchase Agreement”) dated as of February 13, 2007 by and among Gregory W. Call, MidAtlantic Recycling Technologies, Inc., a Delaware corporation, Casie Ecology Oil Salvage, Inc., a New Jersey corporation, Rezultz, Incorporated, a New Jersey corporation, and Pure Earth, Inc., a Delaware corporation (“Buyer”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.
Pursuant to Section 8.7 of the Stock Purchase Agreement, the undersigned hereby certify to Buyer that attached hereto is a true, correct, and complete copy of the Schedules.
IN WITNESS WHEREOF, the undersigned have executed and delivered this Certification, with the Schedules attached hereto, to Buyer on the  _____  day of March, 2007.

Gregory W. Call

MIDATLANTIC RECYCLING TECHNOLOGIES, INC.

By:

Name: Gregory W. Call, President

CASIE ECOLOGY OIL SALVAGE, INC.

By:

Name: Gregory W. Call, President

REZULTZ, INCORPORATED

By:

Name: Gregory W. Call, President
The undersigned has executed this Certification, solely to acknowledge receipt of this Certification and the Schedules attached hereto. For the avoidance of doubt, such acknowledgment shall not be deemed to be a waiver by the undersigned of any defaults by Seller or the Companies under the Stock Purchase Agreement, nor shall it create any inference or acknowledgement by Buyer, as to the accuracy or completeness of the Schedules. .
PURE EARTH, INC.

By:	Mark Alsentzer, Chief Executive Officer

Date: